LIMITED POWER OF ATTORNEY
                                      FOR
           THE MANUFACTURERS LIFE INSURANCE COMPANY (BERMUDA BRANCH)
                             SECTION 16(a) FILINGS

The undersigned, a duly authorized officer of Manulife (International) Limited, hereby constitutes and appoints with full power of substitution each of Ariel Ayanna, Anjali Chitre, Edward Macdonald and David Pemstein, acting singly, the undersigned's true and lawful attorney-in-fact to:

      (1) Prepare and execute for the undersigned, Forms 3, 4, and 5 and amendments thereto regarding shares of the Fund in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

      (2) File any such Form 3, 4, or 5 or amendments thereto with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

      (3) Take any other action which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing.

The undersigned acknowledges that neither the foregoing attorneys-in-fact nor the Fund are assuming the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as may be necessary or appropriate.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of January 2019.

                                             MANUFACTURERS LIFE
                                             INSURANCE COMPANY (BERMUDA BRANCH)

                                             /s/ Jean Wong
                                             ---------------------------------
                                             Name: Jean Wong
                                             Title:   Head of International Life

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